SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934


        Date of Report (Date of earliest event reported): April 13, 1998



                        BPI Packaging Technologies, Inc.
             (Exact name of registrant as specified in its charter)



          Delaware                      1-10648               04-2997486
(State or other jurisdiction          (Commission           (IRS Employer
       of incorporation)               File Number)         Identification
                                                                Number)


 455 Somerset Avenue, Dighton, Massachusetts               02764
(Address of principal executive offices)                 (Zip Code)



       Registrant's telephone number, including area code: (508) 824-8636




          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On March 31, 1998, the Company entered into a five-year Purchase Agreement to sell exclusively to an international company thin, clear plastic film for tissue overwrap (paper towels and bathroom tissue) in North America and in certain foreign countries.

         Under the terms of the Purchase Agreement, the Company has agreed to supply up to $25 million of thin, clear film in each of the five years during the term of the agreement and to increase the Company's capacity to produce thin, clear film for tissue overwrap beyond $25 million annually upon prior reasonable notice. The international company must purchase at least $5.0 million in the first year and $10.0 million in each of the next four years of the agreement to maintain its exclusive rights.

         The international company has also agreed to immediately terminate its research and development program for thin film for tissue overwrap.

         The first shipment of thin, clear film under the agreement was made on April 9, 1998.




                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BPI PACKAGING TECHNOLOGIES, INC.



                                       By:/s/ Dennis N. Caulfield
                                          Dennis N. Caulfield
                                          Chairman and Chief Executive Officer

Date:  April 13, 1998

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